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                                                                    EXHIBIT 99.2

                           BILL OF SALE AND ASSIGNMENT

This BILL OF SALE AND ASSIGNMENT (the "Assignment") is made and entered into as of the 28th day of June, 2006, by and between PORTLAND LOFTS ASSOCIATES LP, a Delaware limited partnership ("Assignor" or "Seller"), with an address of 21 Custom House Street, Boston, MA 02110 and SP/HONEYMAN LLC, a Delaware limited liability company with an address of 44 Brattle Street, Cambridge, MA 02138 ("Assignee" or "Purchaser").

         WHEREAS, Assignor and Assignee have entered into a Purchase and Sale Agreement dated as of April 14, 2006, (which, together with the exhibits thereto, is hereinafter referred to as the "Purchase and Sale Agreement") for the purchase of certain property located at 555 NW Park, Portland, Multnomah County, Oregon (the "Real Property" or the "Land"); and the 89 unit apartment complex commonly known as the Honeyman Hardware Lofts, which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the land (collectively, the "Improvements"); and

         WHEREAS, the Purchase and Sale Agreement contemplates and provides for the assignment, transfer and conveyance to Purchaser of certain equipment of Seller located at the Real Property;

         WHEREAS, the Purchase and Sale Agreement contemplates and provides for the assignment, transfer and conveyance to Purchaser of certain leases and security deposits of Seller;

         WHEREAS, the Purchase and Sale Agreement contemplates and provides for the assignment, transfer and conveyance to Purchaser of certain contracts of Seller;

         NOW, THEREFORE, in consideration of ONE DOLLAR ($1.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby grant, bargain, sell, transfer, convey, assign and deliver to Purchaser, as of the date hereof, all of Seller's right, title and interest, if any, of whatever kind and character, in and to:

         (a) any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in any to any awards for damage thereto by reason of a change of grade thereof;

         (b) the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of Seller in and to the Land and the Improvements as applicable, or otherwise appertaining to any of the Property as defined in the Purchase and Sale Agreement;

         (c) the personal property (listed in Exhibit A attached hereto), and all other fixtures, machinery, supplies, equipment and other personal property owned by Seller and located on or in or used or useable solely in connection with the Land and Improvements (collectively, the "Personal Property"); and

         (d) the Leases (as defined in the Purchase and Sale Agreement), and to the extent assignable, the Contracts (as defined in the Purchase and Sale Agreement and attached hereto as

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Exhibit B), any intangible property now or hereafter owned by Seller and used solely in connection with the Land, Improvements and Personal Property, including, without limitation, the name of the Property (as defined in the Purchase and Sale Agreement) and any trademarks, trade names, trade styles, service marks, software, domain names and web sites related to the Property, all rights under any certificates of occupancy, licenses, permits and approvals relating to the Property, data files in Seller's possession containing the information set forth in the Rent Roll (as attached hereto as Exhibit C), all contract rights, escrow or security deposits, utility agreements or other rights related to the ownership of or use and operation of the Property (collectively, the "Intangible Property").

All of the items described in subparagraphs (a), (b), (c), and (d) above are collectively the "Transferred Assets."

         TO HAVE AND TO HOLD unto Purchaser, its successors and assigns forever all of the Transferred Assets hereby granted, bargained, sold, transferred, conveyed, assigned and delivered.

         BY ITS ACCEPTANCE OF THIS BILL OF SALE AND ASSIGNMENT, PURCHASER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY COVENANTS AND AGREES THAT THE SALE AND TRANSFER OF THE TRANSFERRED ASSETS SHALL BE AS-IS, WHERE-IS, WITH ALL FAULTS, AND SELLER HEREBY DISCLAIMS ANY AND ALL EXPRESS AND/OR IMPLIED WARRANTIES RELATING TO THE SALE AND TRANSFER OF THE TRANSFERRED ASSETS, INCLUDING WITHOUT LIMITATION WARRANTIES OF TITLE AND ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         Assignee accepts the foregoing assignment and assumes and agrees to perform all the obligations of the Assignor under the Transferred Assets first arising after the date hereof.

         Assignor agrees to indemnify and hold Assignee harmless from and against all liabilities, costs, damages or expenses (including without limitation reasonable attorney's fees) arising from Assignor's acts or omissions under the Transferred Assets with respect to occurrences prior to the date hereof. Assignee agrees to indemnify and hold Assignor harmless from and against all liabilities, costs, damages or expenses (including without limitation reasonable attorney's fees) arising from Assignee's acts or omissions under the Transferred Assets with respect to occurrences from and after the date hereof.

         This Bill of Sale and Assignment shall be governed by the laws of the State of Oregon.

         This Bill of Sale and Assignment shall be binding upon Purchaser and its respective successors and assigns.

IN WITNESS WHEREOF, Seller and Purchaser have caused this instrument to be signed in its name by its proper and duly authorized corporate officer.

                   SIGNATURES CONTAINED ON THE FOLLOWING PAGES

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PORTLAND LOFTS ASSOCIATES LP

By:   HISTORIC PRESERVATION PROPERTIES
      1989 LIMITED PARTNERSHIP, as General Partner


      By: Boston Historic Partners Limited Partnership,
          its General Partner

          By: Portfolio Advisory Services, Inc.
              its General Partner

          By: /s/ Terrence P. Sullivan
              -------------------------
              Terrence P. Sullivan, President

      and

          By:  /s/ Terrence P. Sullivan
               ------------------------
               Terrence P. Sullivan
               its General Partner

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SP/HONEYMAN LLC, a
Delaware Limited Liability Company

       By: SP Multi-Family L.L.C., a
       Washington limited liability company,
       Member and Manager


       By: /s/ John M. Orehek
           -------------------------
           John M. Orehek, Manager

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